Exhibit 31.1: Sarbanes-Oxley Certification
Re: Credit Suisse First Boston Mortgage Acceptance Corp.
Irwin Whole Loan Home Equity Trust 2005-B
Home Equity Loan-Backed Notes, Series 2005-B
I, Bruce Kaiserman, certify that:

1.
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Irwin Whole Loan Home Equity
Trust 2005-B (the "Trust");
2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3. Based on my knowledge, the distribution information required to be prepared by the Indenture Trustee based upon the servicing information required to be provided by the Servicer under the Servicing Agreement is included in these reports;
4. I am responsible for reviewing the activities performed by the
Servicer under the Servicing Agreement and based upon the review required under the
Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Servicing Agreement; and
5. I have disclosed to the Depositor's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the
Servicing Agreement.
Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of June 3, 2005 (the "Indenture"), among the
Trust and U.S. Bank National Association, as indenture trustee.
CREDIT SUISSE FIRST BOSTON
MORTGAGE ACCEPTANCE CORP.
/s/ Bruce Kaiserman
Bruce Kaiserman
Vice President
March 30, 2006